UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

July 7, 2014

Date of Report (Date of earliest event reported)

IMMERSION CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-27969	94-3180138
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

30 Rio Robles, San Jose, CA 95134

(Address of principal executive offices) (Zip Code)

(408) 467-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a) On July 7, 2014, Immersion Corporation (“Immersion”) received a deficiency letter from The Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) indicating that it was no longer in compliance with NASDAQ’s audit committee composition requirements as such requirements are set forth in NASDAQ Listing Rule 5605 (“Rule 5605”).

The deficiency letter states that Immersion has until the earlier of Immersion’s next annual shareholder’s meeting or June 6, 2015; or if the next annual shareholders’ meeting is held before December 2, 2014, then Immersion must evidence compliance no later than December 3, 2014 (the “Compliance Deadline”) to comply with Rule 5605. No later than the Compliance Deadline, Immersion must submit to NASDAQ documentation, including the biographies of any new directors, evidencing compliance with the listing rules. Immersion intends to regain compliance in advance of the Compliance Deadline by identifying a director who meets the NASDAQ listing rules, including Rule 5605, to serve on the Audit Committee of the Board of Directors of Immersion and will submit documentation to NASDAQ regarding such director.

This deficiency is the result of the expiration of Mr. John Fichthorn’s term of service on Immersion’s Board of Directors, as previously disclosed in Immersion’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Immersion has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: July 10, 2014	By:	/s/ AMIE PETERS
	Name:	Amie Peters
	Title:	General Counsel